Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

March 25, 2025

MicroStrategy Incorporated (d/b/a Strategy)

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Re: Registration Statement on Form S-3

(Registration No. 333-284510) – 10.00% Series A Perpetual Strife Preferred Stock of MicroStrategy Incorporated (d/b/a Strategy)

Ladies and Gentlemen:

We have acted as special counsel to MicroStrategy Incorporated (d/b/a Strategy), a Delaware corporation (the “Company”), in connection with issuance and sale of 8,500,000 shares of the Company’s 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share, of the Company (the “Perpetual Strife Preferred Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025 (Registration No. 333-284510) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated January 27, 2025, included in the Registration Statement at the time it originally became effective under the Securities Act (the “Base Prospectus”), a prospectus supplement, dated March 20, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 21, 2025 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated March 20, 2025, between the Company and the representative of the several underwriters named therein, relating to the offer and sale of the Perpetual Strife Preferred Stock (the “Underwriting Agreement”). The preferences, limitations and relative rights of shares of the Perpetual Strife Preferred Stock are set forth in the certificate of designations, dated March 25, 2025, establishing the terms of the Perpetual Strife Preferred Stock (the “Certificate of Designations”).

We have examined and relied upon copies of the Registration Statement and the Prospectus. We have also examined and relied upon the Underwriting Agreement, the Second Restated Certificate of Incorporation of the Company (as amended and supplemented to date, the “Second Restated Certificate”), the Amended and Restated By-laws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company, including duly authorized committees thereof, as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Berlin  Boston  Brussels  Denver  Frankfurt  London  Los Angeles  New York  Palo Alto  San Francicso  Washington

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We also express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that the Perpetual Strike Preferred Stock has been duly authorized by all necessary corporate action of the Company, and, when such Perpetual Strike Preferred Stock is issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, such Perpetual Strike Preferred Stock will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By: /s/ Wilmer Cutler Pickering Hale and Dorr LLP